FOR RELEASE
4:01 p.m. EDT
April 25, 2007
ISILON SYSTEMS ANNOUNCES FINANCIAL RESULTS
FOR 2007 FIRST QUARTER
Revenue Increases 107% Year Over Year to $21.6 Million
Strong New Customer Acquisition and Strategic Long-Term Partner and Customer
Agreements Underscore Leadership in Rapidly Growing Market for Clustered Storage
     Seattle, WA – April 25, 2007 – Isilon® Systems, Inc. (Nasdaq: ISLN), the leader in clustered storage, today reported financial results for the 2007 first quarter ended April 1, 2007. Revenue for the first quarter was $21.6 million, an increase of 107 percent from $10.4 million in the first quarter of 2006.
     Recent announcements of strategic partner and customer agreements with a broad range of industry leading companies, including Schlumberger, NBC Universal, NASA, Second Life and XM Satellite Radio, reflect strong continued growth in Isilon’s customer base, which increased 149 percent from 180 customers at the end of the first quarter of 2006 to 448 customers at the end of the first quarter of 2007. Underscoring its focus on maximizing the significant market opportunity created by the broad-scale shift to clustered storage, Isilon also today announced (see separate press release) that it has expanded its management team with storage industry executives with proven track records of scaling business and managing large, worldwide organizations.
     “Our year over year growth in revenue and customers reflects the solid underlying fundamentals in Isilon’s business,” said Steve Goldman, president and chief executive officer. “Also, during the first quarter, Isilon made significant progress in laying the foundation for future growth by expanding its line of clustered storage systems and software, growing the company’s worldwide channel business and continuing to garner industry awards and recognition for Isilon’s product innovation and market leadership.”
2007 Highlights
•	Isilon acquired 77 new customers in the first quarter of 2007, an increase of 133 percent over the 33 new customers in the first quarter of 2006 and representing the second best quarter of new customer growth in the company’s history.

•	Isilon continued to leverage its customer base and unique modular “pay as you grow” clustered architecture, with reorders from existing customers accounting for more than half of total revenue, in line with historical trends.

•	Isilon expanded non-GAAP gross margins to 54.6 percent in the first quarter of 2007 up from 51.8 percent in the same period of 2006.

•	Isilon continued to leverage its global system of resellers and distributors, generating 59 percent of first quarter sales with its channel partners, compared with 44 percent a year ago and 51 percent in the 2006 fourth quarter.

•	Isilon expanded its suite of licensable software with the February launch of its fourth software application, MigrationIQ™, which enables automated data migration between multiple tiers of Isilon clustered storage. Isilon also introduced the latest version of its replication software, SyncIQ™ 2.0.

•	Isilon expanded its line of award-winning clustered storage systems with the launch of the Isilon IQ 200 in January, bringing the benefits of clustered storage to the widest range of businesses in an extremely compact and affordable solution that runs all of Isilon’s software.

•	Isilon received numerous awards and recognition for its products and leadership in clustered storage, including Gartner Research naming Isilon as a “cool vendor” in its “Cool Vendors in Storage Systems” 2007 report, Isilon IQ clustered storage systems named “Best of FOSE 2007” by Government Computer News Editors for the Top Honor in Storage Category at the world’s largest government information technology event, and receiving a “Broadcast Engineering Pick Hit Award” for innovative technology demonstrated at the National Association of Broadcasters 2007 show.
Financial Summary
     In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, the inherent limitations of non-GAAP measures and reconciliations to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Measures” as well as the related table that follows it.
•	Revenue for the first quarter of 2007 was $21.6 million, compared with $10.4 million in the same period of 2006.

•	Net loss for the first quarter of 2007 was $3.8 million, or $0.06 per share, based on 60.7 million shares outstanding. This compares with net loss of $4.5 million in the same period of 2006, or $0.79 per share, based on 5.7 million shares outstanding. On a non-GAAP basis, net loss for the first quarter of 2007 was $3.3 million, or

$0.05 per share, based on 60.7 million shares outstanding. This compares with net loss of $4.3 million, or $0.09 per share, based on 47.5 million shares outstanding in the same period of 2006.

•	Loss from operations for the first quarter of 2007 was $4.9 million compared with $4.3 million in the same period of 2006. On a non-GAAP basis, loss from operations for the first quarter of 2007 was $4.4 million compared with $4.3 million in the same period of 2006.

•	At April 1, 2007, cash and cash equivalents were $99.4 million, compared with $99.9 million at the end of 2006, and the company had no outstanding debt.
Outlook
     Isilon expects total revenue for the second quarter of 2007 to be in the range of $24.5 million to $27.5 million. For the full year 2007, the company expects total revenue to be in the range of $115 million to $125 million, the same range provided in February. In 2007, the company expects operating expenses to continue to grow in absolute dollars as the company invests in its business, but to decrease as a percentage of total revenue if revenue expectations are met. If revenue and operating expense expectations are met, Isilon expects to reach breakeven and profitability on a non-GAAP basis in the second half of 2007.
Conference Call
     Isilon management will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to discuss Isilon’s financial results for the 2007 first quarter and its business outlook. A live webcast of the conference call will be accessible on the Investor Relations section of Isilon’s website at www.isilon.com/company/, where it will be archived for approximately 60 days.
     A recording of the conference call will be available from approximately 5:00 p.m. PT (8:00 p.m. ET), April 25, 2007 to 9:00 p.m. PT (12:00 midnight ET), May 9, 2007. To listen to the recording, please dial 888-286-8010 (domestic) and 617-801-6888 (international); the passcode is 12339152.
About Isilon Systems
     Isilon Systems is the worldwide leader in clustered storage systems and software for digital content, enabling enterprises to transform data into information – and information into breakthroughs. Isilon’s award-winning family of IQ clustered storage systems combines Isilon’s OneFS® operating system software with the latest advances in industry-standard hardware to deliver modular, pay-as-you-grow, enterprise-class storage systems. Isilon’s clustered storage solutions speed access to critical business information while dramatically reducing the cost and complexity of storing it. Information about Isilon can be found at http://www.isilon.com.
Safe Harbor Statement
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to Isilon’s position in the digital content storage market, our expected financial and operating results, our ability to build and grow Isilon, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the market for storage of digital content, increased competition, difficulties providing solutions that meet the needs of customers, poor product sales, difficulties in establishing and maintaining successful relationships with our distribution partners, long sales cycles, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our Annual Report on

Form 10-K and other recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.
###
(Financial Tables Follow)
Contacts:
Investors Only:
Rosemary Moothart, Director of Investor Relations, Isilon Systems, +1-206-315-7509,
rosemary.moothart@isilon.com
Press Only:
Lucas Welch, Public Relations Specialist, Isilon Systems, +1-206-315-7621,
lucas.welch@isilon.com

Isilon Systems, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended
	April 1,	April 2,
	2007	2006
	(in thousands, except per share data)
Revenue:
Product	$18,617	$9,012
Services	2,990	1,411

Total revenue	21,607	10,423

Cost of revenue:
Product	8,329	4,350
Services (1)	1,508	676

Total cost of revenue	9,837	5,026

Gross profit	11,770	5,397

Operating expenses:
Research and development (1)	4,674	3,560
Sales and marketing (1)	9,271	4,816
General and administrative (1)	2,700	1,293

Total operating expenses	16,645	9,669

Loss from operations	(4,875)	(4,272)

Other income (expense), net
Interest income and other	1,164	44
Interest expense	—	(111)
Warrant revaluation expense	—	(179)

Total other income (expense), net	1,164	(246)

Loss before income tax expense	(3,711)	(4,518)

Income tax expense	(39)	—

Net loss	$(3,750)	$(4,518)

Net loss per common share, basic and diluted	$(0.06)	$(0.79)

Shares used in computing basic and diluted net loss per common share	60,733	5,709

(1) Includes stock-based compensation as follows:

Cost of revenue	$19	$1
Research and development	99	5
Sales and marketing	152	4
General and administrative	188	4

Total stock-based compensation	$458	$14

Isilon Systems, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	As of
	April 1,	December 31,
	2007	2006
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$99,438	$99,899
Trade receivables, net of allowances of $740 and $501, respectively	25,207	24,388
Inventories	4,628	3,587
Other current assets	3,247	1,939

Total current assets	132,520	129,813

Property and equipment, net	9,296	7,158

Total assets	$141,816	$136,971

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,596	$6,777
Accrued liabilities	2,721	2,869
Accrued compensation and related benefits	3,604	3,463
Deferred revenue and customer deposits	8,167	7,611

Total current liabilities	27,088	20,720

Deferred revenue, net of current portion	3,913	3,308
Deferred rent, net of current portion	3,331	2,186

Total liabilities	34,332	26,214

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	186,419	185,947
Accumulated other comprehensive loss	(78)	(83)
Accumulated deficit	(78,858)	(75,108)

Total stockholders’ equity	107,484	110,757

Total liabilities and stockholders’ equity	$141,816	$136,971

Isilon Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended
	April 1,	April 2,
	2007	2006
	(in thousands)
Cash flows from operating activities
Net loss	$(3,750)	$(4,518)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,181	861
Non-cash interest expense	—	18
Stock-based compensation expense	458	15
Warrant revaluation expense	—	178
Changes in operating assets and liabilities:
Accounts receivable, net	(707)	(2,705)
Inventories	(1,041)	(1,651)
Other current assets	(1,225)	(61)
Accounts payable	5,469	2,395
Accrued liabilities, compensation payable and deferred rent	(57)	618
Deferred revenue and customer deposits	1,011	942

Net cash provided by (used in) operating activities	1,339	(3,908)

Cash flows from investing activities
Purchases of property and equipment	(1,214)	(1,646)
Purchases of marketable securities	—	(202)
Sales of marketable securities	—	1,808

Net cash used in investing activities	(1,214)	(40)

Cash flows from financing activities
Proceeds from issuance of common stock	17	167
Proceeds from notes payable	—	11,000
Payments of initial public offering costs	(600)	—
Payments of notes payable and capital lease obligations	—	(5,555)

Net cash (used in) provided by financing activities	(583)	5,612

Effect of exchange rate changes on cash and cash equivalents	(3)	(1)

Net (decrease) increase in cash and cash equivalents	(461)	1,663

Cash and cash equivalents at beginning of period	99,899	10,853

Cash and cash equivalents at end of period	$99,438	$12,516

Use of Non-GAAP Financial Measures
Isilon provides non-GAAP information to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future and to aid in comparing current operating results with those of past periods. The company believes the non-GAAP measures provide useful information to management and investors by excluding certain items that may not be indicative of Isilon’s core operating results and business outlook.
This press release includes non-GAAP loss from operations, non-GAAP net loss, and non-GAAP loss per share. Non-GAAP loss from operations excludes charges related to stock-based compensation. Isilon excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Isilon does not believe reflect core operating results. Stock-based compensation expense is dependent on a number of factors over which management has limited control and is not a factor management utilizes in operating the business. Isilon excludes warrant revaluation expenses from its non-GAAP measures because they are non-recurring, non-cash expenses that Isilon does not believe are reflective of core operating results. Upon the closing of Isilon’s initial public offering, outstanding warrants were no longer subject to revaluation and their fair value was permanently reclassified to stockholders’ equity. Isilon includes the effect of the conversion of convertible preferred shares into common shares as of the later of the beginning of the period or the date of issuance in non-GAAP basic and diluted weighted average shares outstanding used to calculate non-GAAP net loss per share. Isilon believes giving effect to the preferred stock conversion assists investors and management in assessing period over period results. The company’s preferred shares were converted into common shares as of December 20, 2006, the closing day of its initial public offering.
These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Isilon believes that non-GAAP measures have inherent limitations in that they do not reflect all of the amounts associated with Isilon’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Isilon’s results of operations in conjunction with the corresponding GAAP measures.
The table that follows provides a reconciliation of the most directly comparable GAAP measures to the non-GAAP measures used by management.
Isilon Systems, Inc.
Reconciliation of GAAP to non-GAAP results
(in thousands, except percentages and per share data)

								Shares used in
								computing	Net loss per
		Operating Expenses						basic and diluted	common share,
		Research and	Sales and	General and		Loss from		net loss per	basic and
	Gross margin %	development	marketing	administrative	Total	operations	Net loss	common share	diluted
Quarter Ended
April 1, 2007
GAAP	54.5%	$4,674	$9,271	$2,700	$16,645	$(4,875)	$(3,750)	60,733	$(0.06)
Adjustments:
Stock-based compensation	0.1%	(99)	(152)	(188)	(439)	458	458

Non-GAAP	54.6%	$4,575	$9,119	$2,512	$16,206	$(4,417)	$(3,292)	60,733	$(0.05)

April 2, 2006
GAAP	51.8%	$3,560	$4,816	$1,293	$9,669	$(4,272)	$(4,518)	5,709	$(0.79)
Adjustments:
Stock-based compensation	—	(5)	(4)	(4)	(13)	14	14
Warrant revaluation expense	—	—	—	—	—	—	179
Incremented weighted-average shares(1)								41,789

Non-GAAP	51.8%	$3,555	$4,812	$1,289	$9,656	$(4,258)	$(4,325)	47,498	$(0.09)

(1)	Equals the effect of the conversion of convertible preferred shares to common shares as of the later of their issuance or the beginning of the applicable period. The Company’s preferred shares were converted into common shares as of December 20, 2006, the closing day of its initial public offering.